Exhibit 16.1


James E. Scheifley & Associates, P.C.
Certified Public Accountants


August 29, 2000

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20509

Re: Globus Wireless, Ltd.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated April 26, 2000 and

(2) We agree with the response.

Sincerely,

/s/ James Scheifley
James E. Scheifley & Associates, P.C.















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P.O. Box 2158, 22 Brushwood Court           Phone (970) 513-9308  FAX (419) 821-5638
Dillon, Colorado 80435                      E-mail jes@vail.net
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